UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2009
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Item 9.01	Financial Statements and Exhibits

SIGNATURE

Item 5.05                       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 17, 2009, the Board of Directors of Burlington Coat Factory Warehouse Corporation, a wholly-owned subsidiary of Burlington Coat Factory Investments Holdings, Inc. (the “Company”), adopted a revised Code of Business Conduct and Ethics (“Code”) which applies to all of the Company’s directors, officers and other employees, including its principal executive officer, principal financial officer, principal accounting officer and controller.  The Code also includes a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and other designated members of the Company’s management.

The Code was revised, among other things, to (1) enhance the overall readability and understanding of the Code, (2) further define and restrict activities between the Company and its vendors, and (3) augment the Code’s language to clarify and emphasize key compliance areas.  The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the revised Code, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The revised Code will be posted as soon as practicable in the Corporate Governance section of the Company’s website at www.coat.com.

Item 9.01                      Financial Statements and Exhibits

 (d)

Exhibit No.          Description

14.1                      Burlington Coat Factory Warehouse Corporation Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Paul Tang
Paul Tang Executive Vice President

Date: November 19, 2009

EXHIBIT INDEX

Exhibit No.          Description

14.1                      Burlington Coat Factory Warehouse Corporation Code of Business Conduct and Ethics